NEWS RELEASE

Company Contact:
N. Paul Brost, Chief Financial Officer
Command Security Corporation
Ph. 703-464-4735

Command Security Corporation Announces Investment in

Ocean Protection Services Ltd.

The Company also Announces the Loss of Western Region Security Services for a Major Transportation Company

Herndon, VA***March 19, 2014*** Command Security Corporation announced today that it has acquired a minority interest in Ocean Protection Services Ltd (OPS), a UK based company specializing in armed maritime security, risk management and risk analysis. Command also announced today that the Company has been notified that the Western Region security services contract with a major transportation company will not be renewed beyond May 31, 2014.

On March 14, 2014, Command Security Corporation invested $2.125 million for a 20% ownership interest in a limited liability company that recently acquired OPS. As part of the agreement to purchase this 20% ownership interest, the Company may acquire additional ownership interest.

For the year ended December 31, 2013, OPS reported unaudited revenues of $18.4 million. The Company expects to account for its investment using the equity method of accounting for investments.

Chief Executive Officer Craig P. Coy said, “This is a significant step in our strategic plan to expand Command Security’s capabilities and customer base with higher value-added services. We look forward to working closely with Ocean Protection Services to assist in their continuing growth into new markets.”

As previously announced, security services contracts with a major transportation company were originally scheduled to expire on May 31, 2013. Since that time both the Eastern and Western Region contracts were extended four times, most recently through May 31, 2014. As the Company announced on February 21, 2014, the Company was awarded a five-year follow-on contract for the Eastern Region and was awaiting an award announcement regarding the Western Region. The Company has been notified that it will not be awarded the follow-on contract for the Western Region of this major transportation company.

Total revenues related to the Western Region contract for the year ended March 31, 2013, and for the nine months ended December 31, 2013, represented approximately 12.8% and 12.9% of total Company revenues, respectively.

About Command Security Corporation

Command Security Corporation and its Aviation Safeguards division provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.